Exhibit 3.4

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                      RESTATED CERTIFICATE OF INCORPORATION
                             MIDDLESEX WATER COMPANY

To: The Secretary of State of the State of New Jersey.

            Pursuant to the provisions of N.J.S.A. 14A:7-18 the undersigned Corporation executes the following Certificate of Amendment to its Restated Certificate of Incorporation:

            1. The name of the Corporation is MIDDLESEX WATER COMPANY. The principal office of the Corporation is 1500 Ronson Road, Iselin, New Jersey 08830-3020.

            2. 8,000 shares of the $8.00 Series Cumulative and Convertible Preferred Stock of the Corporation have been converted into Common Stock and cancelled.

            3. 1,483 shares of the $7.00 Series Cumulative Preferred Stock of the Corporation have been redeemed and cancelled.

            4. The date of adoption of the resolutions of the Board of Directors canceling such shares is January 27, 2000.

            5. The aggregate number of authorized shares, including shares outstanding, itemized by classes and series, after giving effect to such cancellation, is a follows:

                  Class                                                           Authorized Shares
                  -----                                                           -----------------
                  Common Stock, No Par Value:                                           10,000,000
                  Cumulative Preferred Stock, No Par Value:
                       $7    Series                                                  1,017 (Note A)
                       $4.75 Series                                                         10,000
                  Cumulative and Convertible Preferred Stock,
                       $7    Series                                                 14,881 (Note B)
                       $8    Series                                                 12,000 (Note C)
                  All Series                                                       140,497 (Note D)
                  Preference Stock, No Par Value:                                          100,000

            6. The Restated Certificate of Incorporation provides that the shares cancelled shall not be reissued; and the Restated Certificate of Incorporation is amended by decreasing the aggregate number of shares which the corporation is authorized to issue by the number of shares cancelled.

                  Note A: Reflects an authorization of 2,500 shares reduced by the number of cancelled shares which are not to be reissued.

                  Note B: Reflects an authorization of 17,000 shares reduced by the number of cancelled shares which are not to be reissued.

                  Note C: Reflects an authorization of 20,000 shares reduced by the number of cancelled shares which are not to be reissued.

                  Note D: Reflects an authorization of 150,000 shares reduced by the number of cancelled shares which are not to be reissued.

                                      MIDDLESEX WATER COMPANY


                                      By: /s/ Marion F. Reynolds
                                          --------------------------
                                          Marion F. Reynolds
                                          Vice President, Secretary &
                                            Treasurer

Dated: January 27, 2000
(SEAL)